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                                                                       EXHIBIT 3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2004 relating to the financial statements and financial highlights of GMO Alpha LIBOR Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services- Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 2004